UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2019

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices, and Zip Code)

(617) 926-5000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2019 (the “Start Date”), EyePoint Pharmaceuticals, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed George Elston, age 55, as the Company’s Chief Financial Officer and Head of Corporate Development. Mr. Elston was appointed Chief Financial Officer and Head of Corporate Development by the Board on November 14, 2019.

In connection with Mr. Elston’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Elston, which provides that his employment will continue until either the Company or Mr. Elston provides notice of termination in accordance with the terms of the Employment Agreement. In addition, the Company entered into a confidential information, non-disclosure, non-solicitation, non-compete, and rights to intellectual property agreement with Mr. Elston, which prohibits him from competing with the Company, soliciting the Company’s employees and customers and disclosing confidential information during the term of his employment and for a specified time thereafter.

Pursuant to the Employment Agreement, Mr. Elston is entitled to receive an annual base salary of $440,000. In connection with his employment, the Company granted Mr. Elston options to purchase 745,000 shares of the Company’s common stock at an exercise price of $1.42 per share, with 25% vesting on the first anniversary of the Start Date followed by ratable monthly vesting through the fourth anniversary of the Start Date. The Equity Awards were made outside the Company’s 2016 Long Term Equity Incentive Plan, as amended, as an inducement material to Mr. Elston’s entering into employment with the Company pursuant to Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635(c)(4). In addition, Mr. Elston is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by the Company’s Board, in its sole discretion. Mr. Elston’s target annual bonus is 40% of his annual base salary. In connection with his appointment, Mr. Elston has also entered into the Company’s standard indemnification agreement, the form of which is filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019.

Under the Employment Agreement, if Mr. Elston’s employment is terminated by the Company without “cause” or by Mr. Elston for “good cause” (as such terms are defined in the Employment Agreement), Mr. Elston will be entitled to (a) his base salary for the period of 12 months from the date of termination; (b) 100% of his target bonus, payable in equal installments during the period of base salary continuation payable in clause (a); and (c) reimbursements equal to the portion of the monthly health premiums paid by the Company on Mr. Elston’s behalf and that of his eligible dependents immediately preceding the date that Mr. Elston’s employment terminates until the earlier of (i) the last day of the period of base salary continuation under clause (a) and (ii) that date that Mr. Elston and his eligible dependents become ineligible for COBRA coverage. Upon a “change of control” (as such term is defined in the Employment Agreement), any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by Mr. Elston that are not fully vested at the time of the change of control will immediately accelerate and vest in full, provided that Mr. Elston is employed by the Company on the date of the change of control.

In addition to the payments set forth in the preceding paragraph, upon the termination of Mr. Elston’s employment for any reason, Mr. Elston will be entitled to receive any earned or accrued amounts and vested benefits that remain unpaid as of the date of his termination of employment. The payments and benefits set forth above are subject to Mr. Elston’s execution of a release of claims.

Mr. Elston brings more than 25 years of diverse financial and senior leadership experience in the biopharmaceutical sector with both global publicly-traded and privately-held organizations. Most recently, Mr. Elston served as Chief Financial Officer and Head of Corporate Development at Enzyvant Therapeutics where he helped build the pre-commercial rare disease firm leading to its recent acquisition. He previously was President and Chief Executive Officer at 2X Oncology, Inc., where he advanced the Company from a spin-out into a multi-program, clinical-stage organization. He has also held senior executive roles at Juniper Pharmaceuticals, Inc., KBI Biopharma and Optherion, Inc. Mr. Elston began his career in public accounting at PriceWaterhouseCoopers. He earned his B.B.A. in accounting from Pace University and is a Certified Public Accountant. He currently serves as a Trustee and Audit Committee Chairman of the DWS – DBX ETF Trust.

There are no family relationships between Mr. Elston and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 8.01	Other Events

On the Start Date, the Company issued a press release announcing the appointment of Mr. Elston. A copy of the press release, which is filed with this Current Report on Form 8-K as Exhibit 99.1, is hereby filed pursuant to this Item 8.01.

Item 9.01 Financial	Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated November 14, 2019, by and between EyePoint Pharmaceuticals, Inc. and George Elston.

99.1	Press Release, dated November 14, 2019, by EyePoint Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EyePoint Pharmaceuticals, Inc.

Date: November 19, 2019	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer